EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C.SECTION 1350

In connection with the accompanying Report on Form 10-KSB of Technol Fuel Conditioners, Inc. for the year ended December 31, 2003, I, Mel Hooper, Chairman, Chief Executive Officer, and Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Report on Form 10-KSB for the year ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report on Form 10-KSB for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Technol Fuel Conditioners, Inc.

Dated: May 18, 2004

/s/ Mel Hooper
-----------------
By: /s/ Mel Hooper, President
and acting Chief Financial Officer